Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated September 18, 2020, relating to the balance sheet of Live Oak Acquisition Corp. II as of September 1, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 12, 2020 (inception) through September 1, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 18, 2020